Designated Filer:  THC Holdings, Inc.
Issuer & Ticker Symbol:   Somera Communications, Inc. (SMRA)
Date of Event Requiring Statement: September 1, 2006

                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES



THC HOLDINGS, INC.


By: /s/ John Kidwell                              Date:  September 5, 2006
    -----------------------------------                  -----------------
Name:   John Kidwell
Title:  President


TELMAR HOLDINGS I, INC.


By: /s/ John Kidwell                              Date:  September 5, 2006
    -----------------------------------                  -----------------
Name:   John Kidwell
Title:  President


TELMAR HOLDING CORP.


By: /s/ John Kidwell                              Date:  September 5, 2006
    -----------------------------------                  -----------------
Name:   John Kidwell
Title:  President


TELMAR NETWORK TECHNOLOGY, INC.


By: /s/ John Kidwell                              Date:  September 5, 2006
    -----------------------------------                  -----------------
Name:   John Kidwell
Title:  President